Exhibit 21

                       SUBSIDIARIES OF SHOE CARNIVAL, INC.


      Subsidiary        State of Incorporation         Percentage of Ownership

      SCHC, Inc.              Delaware                          100%
      SCLC, Inc.              Delaware                 100% Owned by SCHC, Inc.